                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



                         Date of Report: August 16, 1996



                          AirTouch Communications, Inc.



    Delaware                   1-12342                   94-3213132
(State or other            (Commission File            (IRS Employer
jurisdiction of                 Number)              Identification No.)
incorporation)



     One California Street, San Francisco, California              94111
- -------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (415) 658-2000

Item 2.  Acquisition or Disposition of Assets.


         AirTouch Communications, Inc. ("AirTouch") has completed its acquisition (the "Acquisition") of Cellular Communications, Inc. ("CCI") pursuant to the Agreement and Plan of Merger dated as of April 5, 1996, as amended and restated as of July 12, 1996 among CCI, AirTouch, and AirTouch Cellular, Inc. ("Cellular"), a Delaware corporation and assignee of AirTouch Cellular, a California corporation, (the "Merger Agreement"). The Acquisition became effective at 7:30 p.m., Eastern Time, on Friday, August 16, 1996, when CCI was merged into Cellular, a wholly-owned subsidiary of AirTouch. Capitalized terms used herein have the meanings given them in the Merger Agreement, unless otherwise provided. A copy of the Merger Agreement is filed as Exhibit 2.1 to AirTouch's Registration Statement on Form S-4 (Reg. No. 333-03107) relating to the transaction (the "Form S-4").

         Holders of CCI Common Equivalent Shares had the opportunity to elect to receive, subject to allocation, either cash or AirTouch preferred stock in exchange for their CCI Common Equivalent Shares, or to make no election with respect to such shares. Holders of 6,400,228 CCI Common Equivalent Shares elected to receive AirTouch preferred stock in the Acquisition, and holders of 19,246,991 shares of CCI Common Equivalent Shares elected to receive cash. Pursuant to the Merger Agreement, the aggregate number of CCI Common Equivalent Shares acquired by AirTouch in exchange for cash (the Cash Election Number) was 7,149,860, which represented 27.18% of the CCI Common Equivalent Shares outstanding at the Effective Time of the Acquisition and not held by AirTouch, and the aggregate number of CCI Common Equivalent Shares acquired by AirTouch in exchange for AirTouch preferred stock (the "Unit Election Number") was 19,153,218, which represented 72.82% of the CCI Common Equivalent Shares outstanding at the Effective Time of the Acquisition and not held by AirTouch. This ratio of cash to preferred securities reflects the effect of an adjustment to preserve the tax-free status of the Acquisition, as provided in the Merger Agreement.

         Based upon the allocation and adjustment procedures set forth in the Merger Agreement, holders who made a Cash Election are entitled to receive $55.00 in cash per CCI Common Equivalent Share in exchange for approximately 37.15% of the total number of CCI Common Equivalent Shares held by such holder, and are entitled to receive 0.900 of a share of AirTouch 6.00% Class B Mandatorily Preferred Stock (the "Class B Preferred

Stock") and 0.578 of a share of AirTouch 4.25% Class C Preferred Stock (the "Class C Preferred Stock") per CCI Common Equivalent Share in exchange for approximately 62.85% of the total number of CCI Common Equivalent Shares held by such holder. All holders of CCI Common Equivalent Shares who elected to receive AirTouch preferred stock or who were deemed to have made a Non-Election with respect to their shares are entitled to receive, for all CCI Common Equivalent Shares held by such holder, 0.900 of a share of Class B Preferred Stock and
0.578 of a share of Class C Preferred Stock for each CCI Common Equivalent Share held by such holder. Each holder of CCI Common Equivalent Shares who would otherwise be entitled, after taking into account all certificates delivered by such holder, to receive a fractional share of AirTouch securities is entitled to receive cash (without interest) in lieu of fractional shares at the rate of $29 per share of Class B Preferred Stock and $50.00 per share of Class C Preferred Stock.

         In the aggregate, AirTouch paid approximately $393.24 million in cash and will issue approximately 17.24 million shares of Class B Preferred Stock and approximately 11.07 million shares of Class C Preferred Stock in the Acquisition, excluding issuances upon conversion of Zero Coupon Convertible Subordinated Notes or upon exercise of options held by CCI employees and directors, as described below. The Class B Preferred Stock and Class C Preferred Stock commenced trading on the New York Stock Exchange on Monday, August 19, 1996 under the symbols ATI Pr B and ATI Pr C. Holders of record of Class B Preferred Stock on December 16, 1996 will be entitled to a contingent payment if the Volume-Weighted Average Trading Price of the Class B Preferred Stock for the period from November 16, 1996 through December 15, 1996 is below $28.736, as described in the Proxy Statement-Prospectus included in the Form S-4.

         Cellular has assumed all of the obligations of CCI under the Indenture dated as of January 27, 1992 (the "Zero Coupon Indenture") between CCI and The Chase Manhattan Bank (formerly known as Chemical Bank) relating to CCI's $217,000,000 Zero Coupon Convertible Subordinated Notes Due 1999 (the "Zero Coupon Notes"). As a result of the Acquisition, Zero Coupon Notes are convertible into AirTouch preferred stock at the rate of 13.050 shares of Class B Preferred Stock and 8.381 shares of Class C Preferred Stock per $1,000 Principal Amount at Stated Maturity (as defined in the Zero Coupon Indenture). In the aggregate, the Zero Coupon Notes are convertible into 2,831,850 shares of Class B Preferred Stock and 1,818,677 shares of Class C Preferred Stock.

         Pursuant to the Zero Coupon Indenture, holders of the Zero Coupon Notes have the right to require Cellular to purchase such notes as of the date that is 35 business days after the closing of the Acquisition, or October 7, 1996, for an amount equal to the Issue Price plus Accrued Original Discount (as defined in the Zero Coupon Indenture) through October 7, 1996. As of October 7, 1996, the Issue Price plus Accrued Original Discount per $1,000 Principal Amount at Stated Maturity will be $813.37. The aggregate Issue Price plus Accrued Original Discount through October 7, 1996 on all presently outstanding Zero Coupon Notes will be $176,501,290.

         Also pursuant to the Acquisition, employee and director options to purchase CCI stock that were outstanding at the Effective Time were converted into options to purchase an aggregate of 1,924,001 shares of AirTouch common stock, 16,875 shares of Class B Preferred Stock, and 10,837 shares of Class C Preferred Stock, for exercise prices aggregating approximately $40 million.

         On July 16, 1996, the Company issued $250 million in 7 1/8% Notes and $400 million in 7 1/2% Notes, maturing in July 2001 and July 2006, respectively. The purpose of such offering was to obtain funds necessary to satisfy the cash component of the Merger Consideration. Pending such use, the proceeds of the notes were used to retire then outstanding commercial paper. AirTouch then reborrowed under its commercial paper program and used cash formerly held at CCI to pay the cash portion of the Merger Consideration.

         Prior to the Acquisition, AirTouch owned approximately 37% of the outstanding capital stock of CCI, and had the right to appoint two of CCI's ten directors, and AirTouch and CCI each held a 50% interest in New Par, a partnership owning and operating cellular systems principally in Michigan and Ohio.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements of Business Acquired. The financial statements of CCI for the year ended December 31, 1995 are incorporated herein by reference to CCI's Annual Report on Form 10-K for the year ended December 31, 1995 (File No. 1-10789). The financial statements of CCI for the period ended March 31, 1996 are incorporated herein by reference to CCI's Quarterly Report on Form
10-Q for the quarter ended March 31, 1996 (File. No. 1-10789).

         It is impracticable to file at this time the financial statements for the period ended June 30, 1996, as required by Rule 3-05(b) of Regulation S-X. Accordingly, AirTouch will file such financial statements on an amendment to this Form 8-K no later than 60 days after the date by which this Form 8-K must be filed.

         (b) Pro Forma Financial Information. It is impracticable to file at this time the pro forma financial information required by Article 11 of Regulation S-X. Accordingly, AirTouch will file such pro forma financial information on an amendment to this Form 8-K no later than 60 days after the date by which this Form 8-K must be filed.

(c) Exhibits.

 2.1 Agreement and Plan of Merger dated as of April 5, 1996, among AirTouch Communications, Inc., Cellular Communications, Inc. and AirTouch Cellular, as amended and restated as of July 12, 1996 (incorporated by reference to Exhibit 2.1 to AirTouch's Registration Statement on Form S-4 (Reg. No. 333-03107).

99.1    Press Release dated August 16, 1996.

99.2 Financial Statements of Cellular Communications, Inc. for the year ended December 31, 1995 (incorporated by reference to pages F-1 to F-37 and S-1 - S-19 of Cellular Communications, Inc.'s Annual Report on
        Form 10-K for the year ended December 31, 1995 (File No. 1-10789)).

99.3 Financial Statements of Cellular Communications, Inc. for the quarter ended June 30, 1996 (incorporated by reference to Item 1 of Cellular Communications, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-10789)).

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

               AIRTOUCH COMMUNICATIONS, INC.


               By:      /s/ SAM GINN
                        -------------------------------------------------
                        Sam Ginn
                        Chairman of the Board and Chief Executive Officer


Date:    August 23, 1996

Exhibit Index

 2.1 Agreement and Plan of Merger dated as of April 5, 1996, among AirTouch Communications, Inc., Cellular Communications, Inc. and AirTouch Cellular, as amended and restated as of July 12, 1996 (incorporated by reference to Exhibit 2.1 to AirTouch's Registration Statement on Form S-4 (Reg. No. 333-03107).

99.1    Press Release dated August 16, 1996.

99.2 Financial Statements of Cellular Communications, Inc. for the year ended December 31, 1995 (incorporated by reference to pages F-1 to F-37 and S-1 - S-19 of Cellular Communications, Inc.'s Annual Report on
        Form 10-K for the year ended December 31, 1995 (File No. 1-10789)).

99.3 Financial Statements of Cellular Communications, Inc. for the quarter ended June 30, 1996 (incorporated by reference to Item 1 of Cellular Communications, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 (File No. 1-10789)).